EXHIBIT 10.2

                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made as of August 5th, 2003, by and among Cyber Holdings Co., Ltd., a corporation organized and existing under the laws of Japan ("Cyber"); Fan Club Entertainment Co., Ltd., a corporation organized and existing under the laws of Japan ("Fan Club"); and IA Global, Inc., a corporation organized and existing under the laws of the State of Delaware ("IAG").


                  P r e l i m i n a r y   S t a t e m e n t s

         A. Cyber and IAG have memorialized the Investment in that certain Investment Agreement between them dated as of even date herewith (the "Share Purchase Agreement").

         B. Before giving effect to the Investment, Fan Club has a share capital of One Hundred and Forty Four Million Japanese Yen ((Y)144,000,000) representing Two Hundred and Eighty Eight Thousand (288,000) shares, each with a face value of Fifty Thousand Japanese Yen ((Y)500). Cyber is the sole shareholder of Fan Club Entertainment.

         C. IAG has agreed with Cyber to invest One Hundred and Thirty Four Million Japanese Yen ((Y)134,000,000) in Fan Club (the "Investment"), and to receive, in consideration therefor, Two Hundred and Sixty Eight Thousand (268,000) shares of Fan Club's Common Stock, each with a face value of Fifty Thousand Japanese Yen ((Y)500) (the "Purchased Shares");

         D. Cyber will immediately after above stated C) transaction is completed, subscribe to newly issued shares in Fan Club in the amount of Fifty Six Million Japanese Yen ((Y)56,000,000) in return for One Hundred and Twelve Thousand (112,000) shares of Fan Club's Common Stock, each with a face value of Fifty Thousand Japanese Yen ((Y)500).

         E. At this time, as a result of these transactions, the total issued shares of Fan Club will be Four Hundred Thousand (400,000) shares, with IAG and Cyber holding Two Hundred and Six Eight Thousand (268,000) and One Hundred and Thirty Two Thousand (132,000) shares of Fan Club's Common Stock, each with a face value of Fifty Thousand Japanese Yen ((Y)500), respectively.

         F To induce IAG to enter into the Investment Agreement and to make the Investment, Cyber desires to indemnify IAG from damages it may incur as a result of Cyber's breach of the Investment Agreement or the inaccuracy of Cyber's representations and warranties in the Investment Agreement.

         E. Cyber, Fan Club and IAG desire to set forth in writing their agreements and understandings with respect to such indemnification and to matters ancillary thereto.

         NOW, THEREFORE, for and in consideration of the premises, covenants, and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties do covenant, agree, represent, warrant, and stipulate as follows:

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                                A g r e e m e n t

1. INDEMNIFICATION

                  (a) Scope. Cyber hereby unconditionally agree to indemnify and hold IAG harmless against, and will reimburse IAG on demand for, any payment, loss, cost, liability, demand, damage, and expense, including reasonable attorneys' fees (including reasonable attorney's fees and reasonable costs of investigation incurred in defending against such payment, loss, cost or expense or claim therefor) ("Losses") made or incurred by or asserted against IAG at any time after the date hereof, in respect of any and all damage or deficiency resulting from any omission, misrepresentation, breach of warranty, or nonfulfillment of any term, provision, covenant or agreement on the part of Cyber contained in the Investment Agreement, or from any misrepresentation in, or omission from, any certificate or other instrument furnished to IAG pursuant to the Investment Agreement.

         1.2. Limitation on Indemnification Obligation. The obligations of Cyber to indemnify IAG pursuant to this Agreement shall only be applicable to Losses arising within three (3) years from the date hereof.

2. MISCELLANEOUS

         2.1. Assignability. IAG may assign or transfer its rights hereunder upon prior written notice to Cyber.

         2.2. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail (return receipt requested and postage prepaid), transmitted by telecopier, or delivered by hand, by messenger or by a recognized overnight delivery service, addressed as follows, or to such other address as such party may have from time to time furnished to the other party in writing:

         If to Cyber:               Cyber Holdings Co., Ltd.
                                    9-19 Minami Aoyama 5-Chome
                                    Minato-ku, Tokyo
                                    Japan

         If to Fan Club:            Fan Club Entertainment, Co., Ltd.
                                    9-19 Minami Aoyama 5-Chome
                                    Minato-ku, Tokyo
                                    Japan

         If to IAG:                 IA Global, Inc.
                                    533 Airport Blvd. Suite 401
                                    Burlingame, CA 94010

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Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) if sent by registered or certified mail, the earlier of receipt and five (5) business days after dispatch, (ii) if transmitted by telecopier, on the business day of confirmed receipt by the addressee thereof, and (iii) if delivered in person or by overnight courier, on the business day delivered.

         2.3. Counterparts. This Agreement may be executed in several counterparts, and each executed copy shall constitute an original instrument, but all such counterparts shall together constitute but one and the same instrument.

         2.4. Headings; Construction. The headings of the several sections, divisions or subsections of this Agreement shall not be construed to constitute any part or to affect the meaning of any such sections, divisions or subsections. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption of burden of proof shall arise favoring or not favoring any party by virtue of the authorship of any of the provisions of this Agreement.

         2.5. Severability. If any provision of this Agreement or portion of any provision, or the application thereof to any person or circumstance, shall, to any extent, be held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

         2.6. Governing Law. This Agreement, all exhibits and amendments hereto, shall be governed in all respects under the internal laws of the State of Delaware applicable to agreements made and to be performed wholly in the State of Delaware (excluding any such law which may direct the application of the laws of any other jurisdiction). The parties hereby submit to the exclusive jurisdiction of the state and federal courts of the State of Delaware and with venue in Wilmington, Delaware for the confirmation and enforcement of any arbitration award relating to any dispute arising from or in connection with this Agreement, including the validity, execution, performance and enforcement hereof, and any matter relating hereto or relating to the relationship between the parties that was created or contemplated hereunder. The parties agree that they will not resort to the courts or other governmental agencies of any other jurisdiction for the resolution of any such dispute or controversy and agree to service by mail and waives any requirements of personal service. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.


                            [signature page follows]


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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers thereunto duly authorized on the day and year first above written.



Cyber Holdings Co., Ltd.

By: ____/S/ Kazunori Ito ________

    Kazunori Ito



Fan Club Entertainment Co., Ltd.

By: ___/S/ Kazunori Ito_______

    Kazunori Ito



IA Global, Inc.

By: __/S/ Alan Margerison_________

    Alan Margerison, CEO

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